UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2015

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363
___________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2015, William S. Ayer retired from his position as Chairman of the Board of Directors of each of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) to be effective immediately.

Effective January 22, 2015, the Board of Directors of each of the Companies appointed Melanie J. Dressel as Chairman of the Board of Directors of each of the Companies to replace Mr. Ayer.

Also effective January 22, 2015, the sole shareholder of each of the Companies appointed and elected Steven W. Hooper to the Boards of Directors of the Companies. Mr. Hooper will serve on the Audit Committee of each of the Companies.

Mr. Hooper is currently the Co-Founder and Partner of Ignition Partners, a venture capital firm that focuses on technology and wireless telecom investments. Prior to founding Ignition Partners, Mr. Hooper was the Co-CEO of Teledesic, a company focused on developing a satellite-based broadband system, from 1998 to 2000 and held various leadership positions, including CEO, of Nextlink, a competitive local exchange carrier, from 1997 to 1998 and McCaw Cellular / AT&T Wireless from 1982 to 1997. Mr. Hooper also currently serves on the boards of directors of Recreational Equipment, Inc. (REI) and Blucora, Inc.

The compensation offered to Mr. Hooper for his service as a director will be the same as that offered to all non-employee independent board members of the Companies, pursuant to the director compensation schedule filed as Exhibit 10.51 to the Companies' Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: January 27, 2015	By: /s/ Michael J. Stranik
Michael J. Stranik Controller and Principal Accounting Officer